Exhibit 10.3

EXECUTION VERSION

PORTFOLIO MANAGEMENT AGREEMENT

dated as of July 23, 2014

by and between

Alpine Funding LLC,

as Borrower

and

SIC Advisors LLC,

as Portfolio Manager

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TABLE OF CONTENTS

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Section 31.	OFAC	27

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THIS PORTFOLIO MANAGEMENT AGREEMENT (this “Agreement”), dated as of July [    ], 2014, is entered into by and between Alpine Funding LLC, a Delaware limited liability company (together with its successors and assigns permitted hereunder, the “Borrower”), and SIC Advisors LLC, a Delaware limited liability company (“SIC” and in its capacity as portfolio manager, and together with its successors and assigns permitted hereunder, the “Portfolio Manager”).

RECITALS:

WHEREAS, pursuant to a Loan Agreement, dated as of July [    ], 2014 (the “Loan Agreement”), by and among the Borrower, the Financing Providers from time to time parties thereto, JPMorgan Chase Bank, National Association, as Administrative Agent (together with any successor administrative agent permitted under the Loan Agreement, the “Administrative Agent”), the Collateral Administrator party thereto, the Collateral Agent party thereto, the Securities Intermediary party thereto and the Portfolio Manager, the Financing Providers intend to make Advances under and as defined therein to the Borrower;

WHEREAS, the Borrower intends to pledge certain Portfolio Investments and certain other assets as set forth in the Loan Agreement to the Collateral Agent as security for the Advances and certain other obligations set forth in the Loan Agreement;

WHEREAS, the Borrower desires to appoint SIC as the Portfolio Manager to provide the services described herein and SIC desires to accept such appointment;

WHEREAS, the Loan Agreement will authorize the Borrower to enter into this Agreement, pursuant to which the Portfolio Manager agrees to perform, on behalf of the Borrower, certain duties with respect to the acquisition, administration and disposition of Collateral in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement and the Loan Agreement as the Borrower may from time to time reasonably request; and

WHEREAS, the Portfolio Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements herein set forth, the parties hereto agree as follows:

Section 1.	Definitions

Capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement. As used in this Agreement:

“Administrative Agent” shall have the meaning set forth in the recitals.

“Advisers Act” shall mean the United States Investment Advisers Act of 1940, as amended.

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Client” means with respect to any specified Person, any Person or account for which the specified Person provides investment management services or provides investment advice.

“Indemnified Party” shall have the applicable meaning set forth in Section 10(b).

“Indemnifying Party” shall have the applicable meaning set forth in Section 10(b).

“Loan Agreement” shall have the meaning set forth in the recitals.

“Losses” shall mean, collectively, all expenses, losses, damages, liabilities, demands, charges or claims of any kind or nature whatsoever (including reasonable attorneys’ fees and accountants’ fees and costs and expenses relating to investigating or defending any demands, charges and claims).

“Managed Assets” shall mean, collectively, the Portfolio Investments, the Eligible Investments and any other assets from time to time owned by the Borrower.

“Obligor” means in respect of any Portfolio Investment of the Borrower, the Person primarily obligated to pay Collections in respect of such Portfolio Investment to the Borrower.

“Officer’s Certificate” means a certificate delivered to the Administrative Agent or other Person entitled to receive the same under this Agreement or any other Loan Document signed by an officer of the Portfolio Manager, or by an officer of the Borrower, as required by this Agreement or any other Loan Document.

“Organizational Documents” means the articles or certificate of incorporation and bylaws (or the comparable documents for the applicable jurisdiction), in the case of a corporation, the partnership agreement, in the case of a partnership, or the certificate of formation and limited liability company agreement, in the case of a limited liability company.

“Personnel” shall have the meaning set forth in Section 4(e).

“Portfolio Manager” shall have the meaning set forth in the preamble.

“Portfolio Manager Affiliate” means any of (1) any director or officer of the Portfolio Manager (or any Person performing a similar function), (2) any Person directly or indirectly controlling, under common control with or controlled by the Portfolio Manager and (3) all current employees of the Portfolio Manager (other than employees performing only clerical, administrative, support or similar functions); provided, that “Portfolio Manager Affiliate” shall not mean an Obligor under any Portfolio Investment.

“Portfolio Manager Breach” shall have the meaning set forth in Section 10(a).

“Portfolio Manager Party” shall have the meaning set forth in Section 10(a).

“Portfolio Manager Related Person” means with respect to the Portfolio Manager, without duplication, each Affiliate, each Portfolio Manager Affiliate, their respective Clients and their respective partners, managers, members, shareholders, directors, officers and employees.

“SIC” shall have the meaning set forth in the preamble.

“Standard of Care” shall mean, with respect to any Portfolio Investments and all other assets included in the Collateral, to service and administer such Portfolio Investments and other assets in the Collateral with reasonable care and in accordance with the related underlying instruments (as applicable) and all customary and usual servicing practices which are consistent with the same care, skill, prudence and diligence with which the Portfolio Manager services and administers loans and other assets for its own account or for the account of others.

Section 2.	Appointment; General Duties and Authority of the Portfolio Manager

(a) SIC is hereby appointed as Portfolio Manager of the Borrower for the purpose of performing certain duties as specified herein, including directing and supervising the investment and reinvestment of Managed Assets and performing certain administrative functions on behalf of the Borrower in accordance with and subject to the applicable provisions of the Loan Agreement, this Agreement and the other Loan Documents applicable to it, including, without limitation, Section 7 and Section 9 hereof, and SIC hereby accepts such appointment and agrees to perform the obligations of the Portfolio Manager pursuant to the terms hereof. The Portfolio Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in connection with performing its obligations set forth herein.

(b) Subject to the provisions of Section 5, Section 7, Section 9 and Section 10, the Portfolio Manager agrees, and is hereby authorized, to provide the following services to or on behalf of the Borrower (in accordance with the terms, requirements and limitations set forth in the Loan Agreement, the Borrower’s organizational documents and each other Loan Document):

(i) selection of the Managed Assets to be acquired by the Borrower;

(ii) investment and reinvestment of the Collateral;

(iii) disposition or tender of any Managed Asset and delivery of any instruction or certificate to the Collateral Agent with respect thereto;

(iv) (A) performance of investment-related duties and functions (including, without limitation, the furnishing of direction letters and certificates) with regard to purchases, sales, substitutions or other dispositions of Managed Assets and deposits in certain accounts; and (B) execution and delivery of all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto;

(v) monitoring and keeping appropriate records of the assets that constitute the Collateral on an ongoing basis and provision to or on behalf of the

Borrower of all reports, schedules, certificates and other data that the Borrower is required to prepare and deliver under the Loan Agreement, in such forms, and containing such information, required thereby, in sufficient time for such required reports, schedules, certificates and data to be reviewed and delivered by or on behalf of the Borrower to the parties entitled thereto under the Loan Agreement;

(vi) advising and, as applicable, directing the Collateral Agent in connection with all actions to be taken by the Collateral Agent at the direction of the Borrower or of the Portfolio Manager, in each case subject to the applicable terms thereof and the terms hereof;

(vii) negotiating on behalf of the Borrower with prospective sellers or purchasers of Portfolio Investments as to the terms relating to the purchase, sale and disposition of such Portfolio Investments;

(viii) determining whether any Portfolio Investment is a Defaulted Obligation or equity security;

(ix) determining the timing and amount of Financings to be made under the Loan Agreement (and effectuating such Financings);

(x) taking any appropriate actions, as agent and attorney-in-fact of the Borrower, with respect to any Managed Asset, including, without limitation:

(A)	purchasing and retaining such Managed Asset and the selection of the dates for purchase;

(B)	selling or otherwise disposing of such Managed Asset, and selecting the dates for such sale or disposition as required or permitted under the Loan Agreement;

(C)	if applicable, tendering such Managed Asset pursuant to an offer;

(D)	if applicable, consenting to or refusing to consent to any proposed Amendment pursuant to an offer or otherwise;

(E)	retaining or disposing of any Managed Asset received pursuant to an offer;

(F)	waiving a default with respect to any Defaulted Obligation;

(G)	voting to accelerate the maturity of any Defaulted Obligation;

(H)	participating in a committee or group formed by creditors of an issuer or an Obligor under a Managed Asset;

(I)

after or in connection with a payment in full of the Secured Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been asserted) and a termination of the commitments under the Loan Agreement or in connection with any payment, prepayment or refinancing of the Advances, advising the Borrower as to when, in the view of the Portfolio Manager, it would be in the best interest of the Borrower to liquidate all or any portion of the Borrower’s assets and rendering such assistance as may be necessary or required by the Borrower in connection with such liquidation or any actions necessary to effectuate a payment in full of the Secured Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been asserted) or payment, prepayment or refinancing of the Advances;

(J)	advising and assisting the Borrower with respect to the valuation of any Managed Asset, to the extent required or permitted by the Loan Agreement;

(K)	monitoring and, as required by the Loan Agreement, reporting on the performance of each entity in which the Borrower shall have invested and, where appropriate, providing advice at the policy level to the management of any entity in which the Borrower shall have invested, including in relation to the designation of members of the board of directors or similar governing body of any such entity, if applicable;

(L)	providing strategic and financial planning advice to the Borrower, including advice on utilization of assets;

(M)	obtaining tax, accounting and other professional services required by the Borrower; and

(N)	exercising any other rights or remedies with respect to any Managed Asset as provided in the Organizational Documents of the Borrower or of the issuer of or Obligor under such Managed Asset or as provided in the related underlying instruments governing the terms of such Managed Asset, or the taking of any other action not inconsistent with the terms of this Agreement and the Loan Agreement that the Portfolio Manager reasonably determines to be in the best interests of the Borrower;

(xi) in the event that a request to draw on any Delayed Funding Term Loan or Collateralized Delayed Funding Commitment is received (A) with respect to a Delayed Funding Term Loan, requesting an Advance or a distribution of Principal Proceeds to fund such draw request and (B) with respect to a Collateralized Delayed Funding Commitment, directing the Collateral Agent to use amounts on deposit in the account designated by the Administrative Agent for the cash collateralization of Collateralized Delayed Funding Commitments to fund such draw request;

(xii) compiling and preparing certain reports on behalf of the Borrower and performing such other functions and complying with such other reporting duties and responsibilities as are provided hereunder and in the Loan Agreement; and

(xiii)	monitoring compliance by the Borrower with the Eligibility Criteria as they relate to the acquisition of Portfolio Investments; and

(xiv)	performing (and acting as agent of the Borrower in order to perform on behalf of the Borrower) all obligations of the Borrower under the Loan Agreement relating to investment management, servicing, administration and reporting in connection with the Managed Assets.

(c) The Portfolio Manager shall, and is hereby authorized to, perform its obligations hereunder and under the Loan Agreement in a manner that is consistent with the terms of the Loan Agreement.

(d) The Portfolio Manager shall not be bound to comply with any amendment, waiver or modification to the Loan Agreement that would materially and adversely affect the Portfolio Manager unless the Portfolio Manager has consented thereto in writing.

(e) The Borrower acknowledges, and the Portfolio Manager agrees, that the principals, employees and professional staff of the Portfolio Manager will devote such time and effort in conducting activities on behalf of the Borrower as the Portfolio Manager reasonably deems appropriate to perform its duties in accordance with this Agreement and in accordance with reasonable commercial standards.

(f) In providing services hereunder, the Portfolio Manager may employ third parties, including its Affiliates, to render advice (including investment advice) and assistance; provided that the Portfolio Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties including Affiliates, except that the Portfolio Manager may, with respect to the affairs of the Borrower, consult with counsel and accountants in their capacity as such reasonably selected by the Portfolio Manager and shall be fully protected, in acting or failing to act hereunder if such action or inaction is taken or not taken, in each case in good faith by the Portfolio Manager in accordance with the advice or opinion of such counsel or accountants and subject to the Standard of Care.

(g) The Borrower hereby makes, constitutes and appoints the Portfolio Manager, with full power of substitution (any person in favor of which such power of substitution shall be exercised being referred to as a “subattorney”), as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead (i) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents, and to make any payment, which the Portfolio Manager reasonably deems necessary or appropriate in connection with its duties under this Agreement and (ii) to (A) vote in its discretion any Managed Assets included in the Collateral, (B) execute proxies, waivers, consents, amendments and other documents, instruments and certificates with respect to such Managed Assets, (C) endorse, transfer or deliver such Managed Assets and execute and deliver all transfer documentation with respect hereto, and (D) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan or reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such Managed Assets. This grant of power-of-attorney is coupled with an interest and, to the extent permitted by applicable law, irrevocable, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Borrower; provided that this grant of power of attorney shall expire, and the Portfolio Manager and any subattorney shall cease to have any power to act as the Borrower’s agent or attorney-in-fact, upon termination of this Agreement or upon the resignation of the Portfolio Manager becoming effective in accordance with Section 12. The Borrower shall execute and deliver to the Portfolio Manager all such other powers of attorney, proxies, and other orders, and all such instruments, as the Portfolio Manager may reasonably request for the purpose of enabling the Portfolio Manager to exercise the rights and power which it is entitled to exercise pursuant to this Agreement. Each of the Portfolio Manager and the Borrower shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

Section 3.	Purchase and Sale Transactions

(a) In executing transactions with respect to the Collateral (other than Portfolio Investments originated by Sierra Income Corporation which are subject to Section 3(b) below), the Portfolio Manager will use reasonable efforts to obtain the best execution but has no obligation to obtain the lowest prices available. The Portfolio Manager may choose to execute transactions utilizing electronic trading platforms and may incur incidental fees as a result, if in the Portfolio Manager’s reasonable business judgment, electronic execution will improve execution quality. In pursuit of best execution, the Portfolio Manager may take into consideration all factors the Portfolio Manager reasonably determines to be relevant, including the provision by the broker of services of value to the Portfolio Manager in managing accounts for itself, its Affiliates and others. Such services may be used in connection with the other proprietary or advisory activities or investment operations of the Portfolio Manager and/or its Affiliates. The Portfolio Manager may aggregate sales and purchase orders placed with respect to the Collateral with similar orders being made simultaneously for itself, its Affiliates or other Clients taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commissions or mark-ups or mark-downs and other expenses. If any such aggregated order is not filled at the same price, such order may be allocated on an average price or other appropriate basis. However, no provision in this Agreement shall require the Portfolio Manager or any of its Affiliates to execute orders as part of concurrent authorizations or to aggregate sales. In the event that a sale or purchase of a Portfolio Investment occurs as part of any aggregate sale or purchase order (other than Portfolio Investments originated by Sierra Income Corporation which are subject to Section 3(b)), the objective of the Portfolio Manager shall be to allocate the executions among itself, its Affiliates and the relevant Clients in a manner reasonably believed by the Portfolio Manager to be equitable over time for the Clients involved (taking into account, among other factors, the constraints imposed by the Loan Agreement on the Borrower). The Portfolio Manager and its Affiliates may also at certain times simultaneously seek to purchase or dispose of Collateral for the Borrower, themselves and/or their other Clients. Subject to applicable law and the requirements of any governing documents applicable thereto, investment opportunities sourced by the Portfolio Manager (other than to Portfolio Investments originated by Sierra Income Corporation) will generally be allocated to the Borrower in a manner that the Portfolio Manager believes, in its reasonable business judgment, to be appropriate given factors that it believes to be relevant. The Borrower acknowledges that the determinations pursuant to this Section 3 made by the Portfolio Manager are subjective and represents the Portfolio Manager’s evaluation at the time.

(b) With respect to Portfolio Investments originated by Sierra Income Corporation, such Portfolio Investments may be offered to the Borrower and acquired by the Borrower in accordance with the Sale Agreement and the Loan Agreement. The Borrower agrees that Sierra Income Corporation is not obligated to offer any such Portfolio Investment to the Borrower.

(c) Subject to Sections 3(a) and 3(b) hereof and the Loan Agreement, as applicable, the Portfolio Manager is hereby authorized to effect Client cross-transactions where the Portfolio Manager causes a transaction to be effected between the Borrower and another Client advised by it or by any of its Portfolio Manager Affiliates, including, without limitation, other entities investing in, entering into or warehousing assets similar to the Portfolio Investments. The Portfolio Manager may engage in a Client cross-transaction involving the Borrower any time that the Portfolio Manager believes such transaction to be fair to the Borrower and its other Client. The Borrower hereby consents to any such Client cross transactions between the Borrower and another Client of the Portfolio Manager or one of its Portfolio Manager Affiliates.

(d) The Borrower acknowledges and agrees that the Portfolio Manager and Portfolio Manager Related Persons may invest for their own accounts or for the accounts of others in securities, obligations, and other assets that would be appropriate investments for the Borrower. Such investments may be the same as or different from those made on behalf of the Borrower. The Borrower acknowledges that the Portfolio Manager and Portfolio Manager Related Persons may enter into, for their own accounts or for the accounts of others, credit default swaps relating to Obligors or issuers with respect to the Collateral. The Borrower understands that the Portfolio Manager and Portfolio Manager Related Persons may have economic interests in (including, without limitation, controlling equity interests or other equity or debt interests), be lenders to, receive payments from, render services to, engage in transactions with or have other relationships with Obligors or issuers with respect to the Collateral. In particular, the Portfolio Manager and Portfolio Manager Related Persons may make or hold investments in an Obligor’s or issuer’s securities or obligations that may be pari passu, senior or junior in ranking to an investment in such Obligor’s or issuer’s securities or obligations held by the Borrower or otherwise have interests different from or adverse to those of the Borrower. The Borrower agrees that, in the course of managing the Collateral held by the Borrower, the Portfolio Manager may consider its relationships with other Clients (including Obligors or issuers) and Portfolio Manager Related Persons. The Portfolio Manager may decline to make a particular investment for the Borrower in view of such relationships. In addition, individuals who are partners, managers, members, shareholders, directors, officers, employees or agents of the Portfolio Manager or of one or more Portfolio Manager Related Persons may serve on boards of directors of, or otherwise have ongoing relationships with, such Obligors or issuers. As a result, such individuals may possess information relating to Obligors or issuers of Collateral that is (a) not known to or (b) known but restricted as to its use by the individuals at the Portfolio Manager responsible for monitoring the Collateral and performing the other obligations of the Portfolio Manager under this Agreement. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities by the Borrower and otherwise create conflicts of interest for the Borrower. The Borrower acknowledges and agrees that, in all such instances, the Portfolio Manager and Portfolio Manager Related Persons may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to the Borrower’s investments and they have no duty, in making or managing such investments, to act in a way that is favorable to the Borrower.

(e) The Borrower agrees that neither the Portfolio Manager nor any Portfolio Manager Related Person is under any obligation to offer investment opportunities of which it becomes aware to the Borrower or to account to the Borrower for (or share with the Borrower or inform the Borrower of) any such transaction or any benefit received by it from any such transaction or to inform the Borrower before purchasing any Collateral for its own account or offering any opportunities to purchase Collateral to any of its Affiliates or to other funds or Clients that the Portfolio Manager or any of its Affiliates may manage or advise or to third parties. The Borrower understands that the Portfolio Manager and Portfolio Manager Related Persons may have, for their own accounts or for the accounts of others, portfolios with substantially the same portfolio criteria as are applicable to the Borrower. Furthermore, the Portfolio Manager and each Portfolio Manager Related Person may make an investment on behalf of any Client or on their own behalf without offering the investment opportunity or making any investment on behalf of the Borrower and, accordingly, investment opportunities may not be allocated among all such Clients. The Borrower acknowledges that affirmative obligations may arise in the future, whereby the Portfolio Manager or Portfolio Manager Related Persons are obligated to offer certain investments to Clients before or without the Portfolio Manager’s offering those investments to the Borrower. The Borrower agrees that the Portfolio Manager may make investments on behalf of the Borrower in securities or obligations that it has declined to invest in or enter into for its own account, the account of any of the Portfolio Manager Related Persons or the account of any other Client.

(f) Subject to Sections 3(a) and 3(b) hereof and the Loan Agreement, as applicable, the Portfolio Manager may effect transactions with the Borrower or its Affiliates in accordance with applicable law (i) on an agency basis or (ii) on a principal basis where the Portfolio Manager or any of its Portfolio Manager Affiliates sells assets to or purchases assets from the Borrower.

Section 4.	Services to Other Borrowers; Certain Affiliated Activities

(a) The relationship between the Portfolio Manager and the Borrower as described in this Agreement permits the Portfolio Manager and its Affiliates to act in multiple capacities (i.e., act as principal or agent in addition to acting on behalf of the Borrower), and, subject only to the Portfolio Manager’s execution obligations set forth in Section 3 hereof and the Loan Agreement, to effect transactions with or for the Borrower’s account in instances in which the Portfolio Manager and its Affiliates may have multiple interests. In this regard the Borrower acknowledges that the Portfolio Manager is part of a specialty asset finance company, and as such, the Portfolio Manager and the Portfolio Manager Related Persons may have multiple proprietary, advisory, transactional and financial and other interests in other issuers that invest in assets of a similar nature to those of the Borrower, and in obligations, securities, instruments and companies that may be purchased, sold or held for the Borrower’s account. The Portfolio Manager and its Affiliates may originate and invest in Managed Assets on behalf of themselves and their Affiliates and act and may act as adviser to Clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held on the Borrower’s behalf, and the Portfolio Manager and its Affiliates may originate obligations or securities that the Borrower may purchase, sell or hold subject to the provisions of this Agreement and of the Loan Agreement. The Portfolio Manager and its Affiliates may syndicate Portfolio Investments and/or act as agent for the lenders with respect to a Portfolio Investment acquired by the Borrower. The Portfolio Manager serves and expects in the future that it and/or its Affiliates will serve as collateral manager, collateral servicer, investment advisor or sub-advisor for other loan financing vehicles, collateral loan obligation vehicles, structured finance vehicles, loan funds, loan separate account and the like. At times, these activities and activities of the Portfolio Manager and/or its Affiliates for their own respective accounts may cause the Portfolio Manager or its Affiliates to take actions adverse to the interests of the Borrower. The Portfolio Manager and/or Portfolio Manager Related Persons will at certain times (a) be seeking to purchase or sell securities or obligations for the Borrower while simultaneously seeking to take the same or opposite action for themselves, or their other Clients and/or (b) take short positions or enter into short credit default swaps with respect to certain Collateral or Obligors included in the Collateral. The Borrower understands that such actions may have an adverse impact on the market which the Portfolio Manager seeks to access on behalf of the Borrower. The Portfolio Manager and/or Portfolio Manager Related Persons may give advice, and take action, with respect to any of their Clients or their respective proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Portfolio Manager’s advisory accounts (including the Borrower), and effect transactions for such Clients or their respective proprietary accounts at prices or rates that may be more or less favorable than the prices or rates applying to transactions effected for the Borrower.

(b) The Borrower acknowledges that the ability of the Portfolio Manager and its Affiliates to effect or recommend transactions may be restricted by applicable regulatory requirements in the United States or elsewhere or by their internal policies designed to comply with such requirements. As a result, there may be periods when the Portfolio Manager will not initiate or recommend certain types of transactions in certain obligations or securities on behalf of the Borrower.

(c) Nothing herein shall prevent the Portfolio Manager and/or Portfolio Manager Related Persons from (1) acting as principal, agent or fiduciary for other Clients in connection with obligations or securities simultaneously held by the Borrower or of the type eligible for acquisition by the Borrower or limiting any relationships the Portfolio Manager and/or Portfolio Manager Related Persons may have with any Obligor or issuer of any Collateral or (2) engaging, to the extent permitted by law and not prohibited by the Loan Agreement, in its or their customary business, other businesses or from rendering services of any kind to the Borrower and its Affiliates, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Administrative Agent, the Financing Providers or any other Person. There is no limitation or restriction on the ability of the Portfolio Manager or any of its Affiliates now or in the future to act as collateral manager, collateral servicer, investment advisor or sub-advisor (or in a similar role) to other Persons.

Without prejudice to the generality of the foregoing, the Portfolio Manager or any Portfolio Manager Related Person may, among other things:

(i) serve as shareholders, directors (whether supervisory or managing), managers, officers, employees, agents, nominees or signatories for the Borrower or any Affiliate thereof, or for any Obligor or issuer or Affiliate of any Obligor or issuer of any of the Collateral; provided, that, in the commercially reasonable judgment of the Portfolio Manager, such activity will not have a material adverse effect on the Collateral;

(ii) receive fees for services of whatever nature rendered to the Obligor or issuer of any of the Collateral; provided, that with respect to such services, the Portfolio Manager is not acting as an agent for the Borrower;

(iii) be retained to provide services unrelated to this Agreement to the Borrower or its Affiliates or to any other Person and be paid therefor;

(iv) be a secured or unsecured creditor of, or hold an equity interest in (A) the Borrower or any Affiliate thereof or (B) any Obligor or issuer of any Collateral;

(v) subject to Sections 3 and 5 hereof and the Loan Agreement, sell any Collateral to, or purchase any Collateral from, the Borrower while acting in the capacity of principal or agent;

(vi) originate, underwrite, act as an agent with respect to, act as a distributor of or make a market in any Collateral;

(vii) serve as a member of any “creditors’ board” or “creditors’ committee” with respect to any Obligor or issuer with respect to any Collateral; and

(viii) act as collateral manager, collateral servicer, investment manager and/or sub-advisor in other corporate loan financing vehicles, collateralized loan obligation vehicles, structured finance vehicles, funds or separate accounts.

(d) The Borrower acknowledges and agrees that:

(i) the Portfolio Manager and/or its Affiliates have proprietary interests in, and may manage or advise, accounts or investment funds that have investment objectives similar or dissimilar to those of the Borrower and/or that engage in transactions in the same types of securities, obligations and investments as the Borrower, and as a result may compete with the Borrower for appropriate investment opportunities;

(ii) issuers or Obligors of securities or obligations held by the Borrower may have publicly or privately traded securities or obligations, including securities or obligations that are senior to, or have interests different from or adverse to, the securities that are pledged to secure the Borrower’s obligations under the Loan Agreement, in which the Portfolio Manager and/or its Affiliates may be an investor or may make a market;

(iii) the trading activities of the Portfolio Manager and/or its Affiliates generally are carried out without reference to positions held by the Borrower and may have an effect on the value of the positions so held, or may result in the Portfolio Manager and/or its Affiliates having an interest in the applicable Obligor or issuer adverse to that of the Borrower;

(iv) the Portfolio Manager and/or its Affiliates may create, write or issue derivative instruments with respect to which the underlying obligations or securities may be those in which the Borrower invests;

(v) the Portfolio Manager, any Portfolio Manager Related Person or any member of their families or a Person advised by the Portfolio Manager and/or its Affiliates may have an interest in a particular transaction or in investments of the same kind or class, or investments of a different kind or class of the same issuer or Obligor, as those whose acquisition or sale the Portfolio Manager may direct hereunder; and

(vi) the Portfolio Manager and/or its Affiliates may obtain and keep any profits, commissions and fees accruing to them in connection with their activities as agent or principal in transactions for the Borrower’s account and other activities for themselves and other Clients and their own accounts, and the Portfolio Manager’s fees as set forth in this Agreement shall not be abated thereby.

(e) In connection with their activities with the Portfolio Manager, the Borrower understands that the directors, officers and employees of the Portfolio Manager (the “Personnel”) may receive information regarding the Portfolio Manager’s proposed activities or activities or proposed activities of any Obligor or any issuer of securities that is not generally available to the public. However, there will be no obligation on the part of such Personnel to make available for use by advisory accounts any information or strategies known to them or developed in connection with their advisory, proprietary or other activities. In addition, the Portfolio Manager will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Portfolio Manager shall have no obligation to recommend for purchase or sale by the Borrower any obligation or security that the Portfolio Manager or its Personnel may purchase for themselves or for any other Clients. The Borrower understands that the policies of the Portfolio Manager are such that certain Personnel may have or obtain information that, by virtue of the Portfolio Manager’s internal policies relating to confidential communications, cannot or may not be used by the Portfolio Manager on behalf of the Borrower. In addition, the Portfolio Manager and Portfolio Manager Related Persons, in connection with their other business activities, may acquire material non-public confidential information that may restrict the Portfolio Manager from purchasing obligations or securities or selling obligations or securities for itself, for its Affiliates or for its Clients (including the Borrower) or otherwise using such information for the benefit of itself, its Affiliates or its Clients. The Portfolio Manager shall have no obligation to seek to obtain any material non-public information about any Obligor or any issuer, and will not effect transactions for the Borrower on the basis of any material non-public information as may come into its possession.

(f) The Borrower acknowledges and agrees that, although the officers and employees of the Portfolio Manager will devote as much time to the Borrower as the Portfolio

Manager deems necessary and appropriate, the officers and employees may have conflicts in allocating their time and services among the Borrower and the Portfolio Manager’s and its Affiliates’ other Clients and proprietary accounts.

Section 5.	Conflicts of Interest

In certain circumstances, the interests of the Borrower and/or the Financing Providers with respect to matters as to which the Portfolio Manager is advising the Borrower may conflict with the interests of the Portfolio Manager. The Borrower hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Portfolio Manager as described in this Agreement; provided that nothing in this Section 5 shall be construed as altering duties of the Portfolio Manager as set forth herein, in the Loan Agreement or under applicable law.

Section 6.	Records; Confidentiality

(a) The Portfolio Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection and copying by representatives of the Borrower and of the Administrative Agent, or their designees, upon reasonable advance notice and during normal business hours and at the Borrower’s expense, provided that the Portfolio Manager shall not be required to disclose any information which it is required by law or contract to keep confidential or that does not relate to the Borrower and, provided further, that, so long as no Event of Default has occurred and is continuing under the Loan Agreement, rights under this Section 6(a) may be exercised by any and all of the Persons entitled to do so in the aggregate no more frequently than once in any consecutive 12 month period. The Portfolio Manager shall keep confidential any and all such information obtained in connection with the services rendered hereunder and shall not disclose any such information to third parties that are not Affiliates of the Portfolio Manager or the Borrower except (i) with the prior written consent of the Borrower and the Administrative Agent, (ii) as required by law, regulation, court order, request by a governmental regulatory agency with jurisdiction over the Portfolio Manager or the rules or regulations of any self-regulating organization, body or official having jurisdiction over the Portfolio Manager or any of its or the Borrower’s Affiliates, (iii) to its professional advisors, (iv) as expressly permitted in the Loan Agreement or in any other Loan Document, (v) to the extent necessary in connection with the duties or rights of the Portfolio Manager hereunder, under the Loan Agreement or under any other Loan Document, (vi) subject to the second succeeding sentence, in connection with other transactions managed or to be managed by the Portfolio Manager or its Affiliates or an assessment by others of the Portfolio Manager or its Affiliates performance or investment management business or (vii) such information as shall have been publicly disclosed other than in violation of this Agreement. For purposes of this Section 6, the Financing Providers, prospective Financing Providers, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Administrative Agent or any other party, prospective or otherwise, to an agreement contemplated by the Loan Agreement, shall in no event be considered “third parties that are not Affiliates of the Portfolio Manager or the Borrower.” Notwithstanding anything to the contrary herein, the Portfolio Manager shall have the right to disclose the Portfolio Manager’s performance with respect to the Collateral owned by the Borrower from time to time in connection with the marketing of other portfolios, funds and accounts managed or to be managed by the Portfolio Manager or any of its Affiliates.

(b) Notwithstanding anything herein to the contrary, the Portfolio Manager (and each employee, representative, or other agent of the Portfolio Manager) may disclose to any and all other persons, without limitations of any kind, the tax treatment and tax structure of the transactions described here and all materials of any kind (including opinions or other tax analyses) that are provided to the Portfolio Manager relating to such tax treatment and tax structure. However any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent reasonably necessary to comply with applicable federal or state securities law. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meaning given to such terms under United States Treasury Regulation Section 1.6011-4(c) and applicable state and local law.

Section 7.	Actions of the Portfolio Manager

The Portfolio Manager shall not take any action that, in its judgment, subject to the Standard of Care, would (i) materially adversely affect the status of the Borrower for purposes of United States federal or state law or other law that, in its judgment, subject to the Standard of Care, is applicable to the Borrower, (ii) if taken on behalf of the Borrower, not be permitted by the Borrower’s Organizational Documents, copies of which the Portfolio Manager acknowledges it has received, (iii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Borrower, including, without limitation, actions that would violate United States federal, state or other applicable securities law, the violation of which would have a Material Adverse Effect, (iv) require registration of the Borrower or the pool of Collateral as an “investment company” under the Investment Company Act or (v) cause the Borrower to violate the Loan Agreement or any other Loan Document. If the Portfolio Manager is ordered to take any such action on behalf of the Borrower, the Portfolio Manager shall promptly notify the Borrower and the Administrative Agent of the Portfolio Manager’s judgment that such action would, in its reasonable business judgment, have one or more of the consequences set forth above and need not take such action, unless the Borrower again requests the Portfolio Manager to do so and the Administrative Agent has consented thereto in writing. Notwithstanding any such request, the Portfolio Manager need not take such action unless arrangements reasonably satisfactory to it are made to insure or indemnify the Portfolio Manager, its partners, members, managers, stockholders, directors, officers, employees, professional advisors and agents from any liability and expense it may incur as a result of such action. Neither the Portfolio Manager nor its partners, members, managers, stockholders, directors, officers, employees, professional advisors or agents shall be liable to the Borrower or any other Person, except as provided in Section 10. Notwithstanding anything contained in this Agreement to the contrary, any indemnification or insurance provided for in this Section 7, Section 10 or Section 14 shall be payable out of the Collateral as Permitted Distributions and it is acknowledged that indemnification or insurance arrangements provided for in this Section 7, Section 10 or Section 14 may not be reasonably satisfactory if the Person who would benefit therefrom does not expect sufficient funds may be available as Permitted Distributions to satisfy all contingencies. The Portfolio Manager covenants that it shall comply with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement or the Loan Agreement except to the extent that non-compliance would not reasonably be expected to result in a Material Adverse Effect.

Section 8.	Compensation

(a) Unless otherwise specified herein or in the Loan Agreement, the Portfolio Manager shall be responsible for all of its ordinary expenses and costs incurred by it in the performance of its services under this Agreement; provided that the Borrower shall bear, or reimburse the Portfolio Manager for, to the extent funds are available therefor in accordance with and subject to the limitations contained in the Loan Agreement, the following expenses and costs (which shall be payable as Permitted Distributions under the Loan Agreement): (i) any fees, expenses or other amounts payable to any web service provider and any accountants, counsel and other professional advisors engaged by the Portfolio Manager on behalf of the Borrower; (ii) any extraordinary, out-of-pocket costs and expenses incurred by the Portfolio Manager in the performance of its obligations and exercise of its rights under this Agreement, the Loan Agreement or any other Loan Document, (iii) any reasonable fees and expenses incurred by it to employ outside lawyers, consultants or outside professionals (but not including, for the avoidance of doubt, employee salaries) reasonably necessary with respect to its obligations and rights under this Agreement, (iv) brokerage commissions paid on an arms-length basis, transfer fees, registration costs, taxes and other similar costs and transaction related expenses and fees arising out of transactions effected for the Borrower’s account; (v) reasonable, out-of-pocket expenses of communicating with the Administrative Agent and/or the Financing Providers, and (vi) any reasonable, out-of-pocket fees and expenses incurred by the Portfolio Manager to employ asset pricing, asset valuation and asset rating services, and third party accounting, programming, software, data entry and other services that are retained by the Borrower or by the Portfolio Manager on behalf of the Borrower in order to provide the services provided by the Portfolio Manager pursuant to this Agreement.

(b) If this Agreement is terminated for any reason or the Portfolio Manager resigns, then the Portfolio Manager immediately prior to such termination or resignation shall be entitled to reimbursement of reasonable expenses when payable as Permitted Distributions.

(c) Notwithstanding anything to the contrary in this Agreement, any amounts payable by the Borrower pursuant to this Agreement (whether in respect of amounts described in this Section 8, in respect of indemnities or otherwise) shall be solely payable to the extent of available and declared Permitted Distributions made in accordance with the Loan Agreement.

Section 9.	Standard of Care; Benefit of the Agreement

The Portfolio Manager shall perform its duties and obligations hereunder and under the Loan Agreement in accordance with the terms of this Agreement, the terms of the Loan Agreement applicable to it and in accordance with the Standard of Care. The Portfolio Manager shall not have any obligation to perform any duties other than as specified herein and in the Loan Agreement.

Section 10.	Limits of Portfolio Manager Responsibility

(a) In rendering the services called for hereunder and under the terms of the Loan Agreement applicable to the Portfolio Manager, the Portfolio Manager assumes no responsibility under this Agreement other than to perform its duties and obligations hereunder and under the terms of the Loan Agreement applicable to it and, except as set forth in the next sentence, shall not be responsible for any action or inaction of the Borrower, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Administrative Agent or any other Person in following or declining to follow any direction or advice of the Portfolio Manager. None of the Portfolio Manager, its Affiliates and their respective partners, members, managers, stockholders, directors, officers, employees and agents (each a “Portfolio Manager Party”) will be liable to the Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Financing Providers or any other Person for any Losses incurred (including reasonable attorneys’ and accountants’ fees and expenses), or for any decrease in the value of the Collateral as a result of, the actions taken or recommended, or for any omissions (including, with respect to the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Administrative Agent or any Financing Provider, any failure to timely grant any consent requested by the Portfolio Manager) by, the Portfolio Manager, its Affiliates or their respective partners, members, managers, stockholders, directors, officers, employees or agents under or in connection with this Agreement or the terms of the Loan Agreement applicable to it, except that the Portfolio Manager shall be so liable as and to the extent such Losses arise out of or in connection with (i) acts or omissions of the Portfolio Manager constituting bad faith, willful misconduct, gross negligence or fraud by the Portfolio Manager in the performance of, or reckless disregard by the Portfolio Manager with respect to, the obligations of the Portfolio Manager hereunder and under the terms of the Loan Agreement applicable to the Portfolio Manager (a “Portfolio Manager Breach”) or (ii) any breach of the representations and warranties of the Portfolio Manager set forth in this Agreement.

(b)(i) Subject to Section 8(d), the Borrower shall indemnify and hold harmless (the Borrower in such case, the “Borrower Indemnifying Party”) the Portfolio Manager, its Affiliates and their respective partners, members, managers, stockholders, directors, officers, employees and agents (in each such case, a “Portfolio Manager Indemnified Party”) from and against any and all Losses arising out of or in connection with the funding of the Advances, the transactions contemplated by this Agreement, the Loan Agreement or any other Loan Document or any acts or omissions of any such Portfolio Manager Indemnified Party; provided, that the Borrower will not be liable for any Losses to the extent that such Losses are incurred as a result (i) of any acts or omissions by any such Borrower Indemnified Party that constitute a Portfolio Manager Breach or (ii) of any breach of the representations and warranties of the Portfolio Manager set forth in this Agreement.

(ii) The Portfolio Manager shall indemnify and hold harmless (the Portfolio Manager in such case, the “Portfolio Manager Indemnifying Party”) the Borrower, the Administrative Agent, the other Agents and the Financing Providers, and each of their respective Affiliates and their respective partners, members, managers, stockholders, directors, officers, employees and agents (any such party in each such case, the “Borrower Indemnified Party”) from and against any and all Losses arising out of or in connection with a Portfolio Manager Breach; provided, that the Portfolio Manager will not be liable for any Losses to the extent that such Losses are found by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any acts or omissions by such Borrower Indemnified Party that constitute bad faith, willful misconduct, gross negligence or fraud by such Indemnified Party hereunder or under the terms of any other Loan Document applicable to it. As used herein, the Borrower Indemnifying Party or the Portfolio Manager Indemnifying Party providing indemnification is referred to herein as the “Indemnifying Party” and the Portfolio Indemnified Party or the Borrower Indemnified Party receiving indemnification is referred to herein as the “Indemnified Party”. No partners, members, managers, stockholders, directors, officers, employees or agents of the Portfolio Manager shall be liable for the Portfolio Manager’s obligations hereunder.

(iii) If for any reason the indemnity provided for in this Section 10 is unavailable, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other hand.

(c) An Indemnified Party shall (or, with respect to the Portfolio Manager’s partners, members, managers, stockholders, directors, officers, employees and agents, the Portfolio Manager shall cause such Indemnified Party to) within ten (10) Business Days of receiving notice thereof, notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party or to comply with Section 10 shall not relieve such Indemnifying Party from its obligations under paragraph Section 10(b) unless and to the extent that such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses.

(d) With respect to any claim made or threatened against an Indemnified Party, or compulsory process or request served upon such Indemnified Party for which such Indemnified Party is or may be entitled to indemnification under this Section 10, such Indemnified Party shall (or with respect to the Portfolio Manager’s partners, members, managers, stockholders, directors, officers, employees and agents, the Portfolio Manager shall cause such Indemnified Party to):

(i) at the Indemnifying Party’s expense, provide the Indemnifying Party with such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(ii) at the Indemnifying Party’s expense, cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iii) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof unless such Indemnified Party reasonably determines that counsel selected by the Indemnifying Party has a conflict of interest due to conflicting interests of the Indemnifying Party and the Indemnified Party, in which case such Indemnifying Party shall pay the reasonable fees and disbursements of one additional counsel selected by the Indemnified Party (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iv) neither incur any material expense to defend against nor release or settle any such claim or make any admission with respect thereto (other than routine or incontestable admission or factual admissions the failure to make that could expose such Indemnified Party to (A) unindemnified liability or (B) any liability in respect of which, in the good faith determination of such Indemnified Party, the Indemnifying Party is unlikely to have sufficient funds available to indemnify the Indemnified Party in full (taking into account the restrictions on payments contained in the Loan Agreement)) without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall have advised such Indemnified Party that such Indemnified Party is entitled to be indemnified hereunder with respect to such claim.

(e) No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof; provided that such Indemnified Party shall not be required to seek or obtain such consent if it determines in good faith, that the Indemnifying Party is unlikely to have sufficient funds available to indemnify it in full, taking into account the restrictions on payments contained in the Loan Agreement.

(f) No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder if such settlement includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

Section 11.	No Joint Venture

The Borrower and the Portfolio Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Portfolio Manager’s relation to the Borrower shall be deemed to be solely that of an independent contractor.

Section 12.	Term; Replacement of the Portfolio Manager

(a) This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the liquidation of the Collateral and the final distribution of the proceeds of such liquidation, (ii) upon the payment in full of all Secured Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been asserted) by the Borrower and the termination of the commitments under the Loan Agreement or (iii) the resignation of the Portfolio Manager in accordance with this Section 12 if this Agreement is not assigned to an Affiliate of the Portfolio Manager in accordance with Section 15 prior to the effective date of the Portfolio Manager’s resignation.

(b) This Agreement may be terminated without cause by the Portfolio Manager, and the Portfolio Manager may resign, upon ninety (90) days’ prior written notice (or such shorter notice as the Borrower and the Administrative Agent may agree to in writing) to the Borrower and the Administrative Agent.

(c) This Section 12(c) and Section 8 (with respect to fees accrued and expenses incurred prior to such termination) and Sections 10, 14, 17, 21 through 24, 26 and 28 shall survive any termination of this Agreement pursuant to this Section 12.

(d) Notwithstanding any termination of this Agreement or the resignation of the Portfolio Manager, the Borrower shall remain liable for its obligations under Section 10 and the Portfolio Manager shall remain liable for its obligations under Section 10 relating to any Portfolio Manager Breaches arising prior to such termination or resignation.

Section 13.	Reserved

Section 14.	Obligations of Resigning or Removed Portfolio Manager

From and after the effective date of the resignation of the Portfolio Manager in accordance with this Agreement, such Portfolio Manager shall not be entitled to compensation for further services hereunder, but shall, subject to the provisions of Section 8(b), be paid all compensation and expense reimbursement accrued to the effective date of resignation and shall be entitled to receive any amounts owing to it under Section 10. On, or as soon as practicable after, the date any resignation is effective, the Portfolio Manager shall, at the Borrower’s expense:

(a) deliver to the Borrower or the successor Portfolio Manager, as directed by the Borrower, all property and documents of the Borrower relating to the Collateral then in the custody of the Portfolio Manager;

(b) deliver to the Administrative Agent an accounting with respect to the books and records delivered to the Borrower or the successor Portfolio Manager appointed pursuant to Section 12; and

(c) reasonably cooperate in any proceedings, even after its resignation, that arise in connection with this Agreement or the Loan Agreement or any of the Collateral (excluding any such proceedings in which claims are asserted against the Portfolio Manager or any Affiliate of the Portfolio Manager); provided that the Portfolio Manager has received or has been offered indemnity and expense reimbursement reasonably acceptable to the Portfolio Manager.

Section 15.	Assignments; Delegation

(a) Except as otherwise provided in this Section 15, the Portfolio Manager may not assign or, so long as the Portfolio Manager is an investment adviser registered pursuant to the Advisers Act, be deemed for the purposes of Section 205(a)(2) of the Advisers Act to have assigned, its rights and responsibilities under this Agreement.

(b) The Portfolio Manager may assign any of its rights or obligations under this Agreement to an Affiliate provided that such Affiliate (i) has the ability to professionally and competently perform duties similar to those imposed upon the Portfolio Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Portfolio Manager under this Agreement, (iii) shall not cause the Borrower or the pool of Collateral to become required to register under the provisions of the Investment Company Act, (iv) immediately after the assignment, employs or otherwise has the benefit of the services of the same key personnel performing the duties required under this Agreement who would have performed the duties had the assignment not occurred; provided that the Portfolio Manager shall deliver notice to the Administrative Agent of any assignment made pursuant to this sentence. Any assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the Borrower and the Administrative Agent (and the Administrative Agent shall promptly provide a copy thereof to the Financing Providers) a counterpart of this Agreement which shall be reasonably acceptable to the Administrative Agent. Upon the execution and delivery of any such assignment by the assignee, and satisfaction of the foregoing conditions, the Portfolio Manager will be released from further obligations pursuant to this Agreement except with respect to its obligations and agreements arising under Section 6, 9, 10, 12(f), 12(g), 17, 21 through 24, 26 and 28 in respect of acts or omissions occurring prior to such assignment and except with respect to its obligations under Section 14 after such assignment.

(c) This Agreement shall not be assigned by the Borrower without the prior written consent of the Portfolio Manager and the Administrative Agent, except in the case of assignment by the Borrower to (i) an entity that is a successor to the Borrower permitted under the Loan Agreement, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Borrower is bound thereunder or (ii) to the Collateral Agent as contemplated by Section 8.02 of the Loan Agreement. The Borrower may assign its rights, title and interest in (but not its obligations under) this Agreement to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Agreement; and the Portfolio Manager by its signature below agrees to, and acknowledges, such assignment.

(d) In the event of any assignment of this Agreement by the Borrower, the Borrower shall (x) use reasonable efforts to, or cause such assignee to, execute and deliver to the Portfolio Manager such documents as the Portfolio Manager shall consider reasonably necessary to effect fully such assignment and (y) notify the Administrative Agent of any such assignment as soon as reasonably practicable thereafter.

(e) The Portfolio Manager may perform any or all of its duties (including rendering investment advice) hereunder or under the Loan Agreement directly or by or through its Affiliates or other third parties. The Portfolio Manager shall exercise reasonable care in the selection of any such third parties. Any fees and expenses of any such third parties (except as otherwise provided in Section 8(b) hereof) shall be borne by the Portfolio Manager. The Portfolio Manager shall remain fully responsible and liable for its duties and obligations hereunder and under the Loan Agreement notwithstanding any delegation to any such third party. Performance by any such third party of any of the duties of the Portfolio Manager hereunder or under the Loan Agreement shall be deemed to be performance thereof by the Portfolio Manager.

Section 16.	Representations and Warranties

(a) The Borrower hereby represents and warrants to the Portfolio Manager as of the date hereof as follows:

(i) the Borrower is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(ii) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated by the Loan Documents have been duly authorized by it and this Agreement and each such other Loan Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally and general principles of equity regardless of whether applied in proceedings in equity or at law);

(iii) the execution, delivery and performance of this Agreement and each other Loan Document and the consummation of such transactions do not and will not conflict with the provisions of its Organizational Documents and, except where such violation would not reasonably be expected to have a Material Adverse Effect, will not violate any provisions of applicable law or regulation or any applicable order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(iv) the Borrower has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document and each such consent and authorization is in full force and effect except where such failure would not reasonably be expected to have a Material Adverse Effect;

(v) except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, it is in compliance with all other Laws and all orders, writs, injunctions and decrees applicable to it or to its properties;

(vi) the Borrower is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended; and

(vii) true and complete copies of the Loan Agreement and each other Loan Document to which it is a party and all other documents contemplated therein and the Borrower’s Organizational Documents have been or, no later than the Effective Date, will be delivered to the Portfolio Manager and the Borrower agrees to deliver a true and complete copy of each amendment to the documents referred to in this Section 16(a)(vii) to the Portfolio Manager as promptly as practicable after its adoption or execution.

(b) The Portfolio Manager hereby represents and warrants to the Borrower as of the date hereof as follows:

(i) the Portfolio Manager is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(ii) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated by the Loan Documents have been duly authorized by it and this Agreement and each such other Loan Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally and general principles of equity regardless of whether applied in proceedings in equity or at law);

(iii) the execution, delivery and performance of this Agreement and each other Loan Document and the consummation of such transactions do not and will not conflict with the provisions of its Organizational Documents and, except where such violation would not reasonably be expected to have a Material Adverse Effect, will not violate any provisions of applicable law or regulation or any applicable order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected; and

(iv) it has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document and each such consent and authorization is in full force and effect except where such failure would not reasonably be expected to have a Material Adverse Effect.

Section 17.	Non-Petition; Limited Recourse

The Portfolio Manager shall continue to serve as Portfolio Manager under this Agreement notwithstanding that the Portfolio Manager shall not have received amounts due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Loan Agreement. The Portfolio Manager hereby agrees that it shall not institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower for any reason whatsoever, including, without limitation, the non-payment to the Portfolio Manager of any amounts due to it hereunder, any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar laws until at least one year and one day or, if longer, the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all commitments under the Loan Agreement; provided that nothing in this Section 17 shall preclude, or be deemed to stop, the Portfolio Manager (A) from taking any action prior to the expiration of the applicable aforementioned period in (x) any case or proceeding voluntarily filed or commenced by the Borrower or (y) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than the Portfolio Manager or (B) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under United States federal or state bankruptcy or similar laws. The Portfolio Manager hereby acknowledges and agrees that the Borrower’s obligations hereunder will be solely the company obligations of the Borrower, and that the Portfolio Manager will not have any recourse to any of the officers, directors, employees, shareholders, Affiliates, members, managers, agents, partners, principals, incorporators or agents of the Borrower, its Affiliates or their respective successors or assigns with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any Transactions contemplated hereby. Notwithstanding any other provision of this Agreement, recourse in respect of any obligations of the Borrower hereunder will be limited to the Collateral as applied in accordance with the Loan Agreement and, on the exhaustion thereof in accordance with the terms of the Loan Agreement, all obligations of and all claims against the Borrower arising from this Agreement or any Transactions contemplated hereby shall be extinguished and shall not thereafter revive. The provisions of this Section 17 shall survive the termination of this Agreement for any reason whatsoever.

Section 18.	Notices

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when received in legible form, addressed as set forth below:

(a)	If to the Borrower:

Alpine Funding LLC
375 Park Avenue, 33rd Floor
New York, New York 10152
Attn: Richard T. Allorto, Jr.
Fax: 212-759-0098
Email: Rick.allorto@medleycapital.com

(b)	If to the Portfolio Manager :

SIC Advisors LLC
375 Park Avenue, 33rd Floor
New York, New York 10152
Attn: Richard T. Allorto, Jr.
Fax: 212-759-0098
Email: Rick.allorto@medleycapital.com

(c)	If to the Administrative Agent:

JPMorgan Chase Bank, National Association
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention; Ryan Hanks
Telephone: (302) 634-2030

With a copy to:

JPMorgan Chase Bank, National Association

383 Madison Ave.

New York, New York 10179

Attention: Louis Cerrotta

Telephone: 212-622-7092

Email:

louis.cerrotta@jpmorgan.com

doreen.l.markowitz@jpmorgan.com

larry.w.wise@jpmorgan.com

vincenzo.f.buffolino@jpmorgan.com

ruchira.patel@jpmorgan.com

Keith.Harden@jpmchase.com

Allison.Shapiro@jpmorgan.com

Any party may change the address or fax number to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address or fax number in conformity with the provisions of this Section 18 for the giving of notice.

Section 19.	Binding Nature of Agreement; Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

Section 20.	Entire Agreement; Amendment

This Agreement and the Loan Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof and thereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto and with the consent of the Administrative Agent.

Section 21.	Controlling Law

THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THE FOREGOING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING NEW YORK GENERAL OBLIGATIONS LAW §§ 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF GOVERNING CONFLICTS OF LAW.

Section 22.	Submission to Jurisdiction

(a) Each of the Portfolio Manager and the Borrower (i) irrevocably submits to the nonexclusive jurisdiction of any federal or New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Loan Agreement or this Agreement and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such party;

(b) The Portfolio Manager and the Borrower irrevocably and unconditionally agree that service of any and all process in any such action or proceeding may be effected by the mailing or delivery of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 18 hereof or at such other address as may be permitted thereunder, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court.

Section 23.	Waiver of Jury Trial

EACH OF THE BORROWER AND THE PORTFOLIO MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE BORROWER AND THE PORTFOLIO MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

Section 24.	Conflict with the Loan Agreement

Except as set forth in Section 2(d), in the event that this Agreement requires any action to be taken with respect to any matter and the Loan Agreement requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Loan Agreement in respect thereof shall control. In respect of any other conflict between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall control.

Section 25.	Consent to Assignment

The Portfolio Manager hereby (i) consents to the assignment of the Borrower’s rights, title and interest in this Agreement to the Collateral Agent for the benefit of the Secured Parties as provided in the Loan Agreement, (ii) agrees to perform any provisions of the Loan Agreement applicable to the Portfolio Manager subject to the terms of this Agreement, (iii) acknowledges that the Borrower has assigned all of its right, title and interest in, to and under this Agreement to the Collateral Agent for the benefit of the Secured Parties and (iv) agrees that all of the representations, covenants and agreements made by the Portfolio Manager under this Agreement are also for the benefit of the Collateral Agent on behalf of the Secured Parties and the Administrative Agent.

Section 26.	Indulgences Not Waivers

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 27.	Third Party Beneficiaries

The parties hereto agree that the Collateral Agent (on behalf of the Secured Parties), the Administrative Agent and (to the extent that they are expressly provided rights under this Agreement) the Financing Providers shall be express third party beneficiaries of this Agreement, entitled to the benefits hereof and to enforce the provisions hereof.

Section 28.	Titles Not to Affect Interpretation

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 29.	Execution in Counterparts

This Agreement may be executed in any number of counterparts by electronic or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 30.	Provisions Separable

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 31.	OFAC

The Portfolio Manager shall not take any action that would cause the Borrower to violate any Anti-Corruption Laws or otherwise to not be in compliance with applicable Sanctions. Without limiting the generality of the foregoing, the Portfolio Manager, on behalf of the Borrower, shall not (i) request any advance under the Loan Agreement (or use the proceeds thereof) in any manner that would result in a violation of any applicable Anti-Corruption Laws or Sanctions and (ii) knowingly engaged in any activity that would result in the Borrower being designated as a Sanctioned Person.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ALPINE FUNDING LLC, as Borrower

By: SIC ADVISORS LLC, its Designated Manager

By:
Name:
Title:

[Signature Page to Portfolio Management Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SIC ADVISORS LLC, as Portfolio Manager

By:
Name:
Title:

[Signature Page to Portfolio Management Agreement]